UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report: June 27, 2008

(Date of earliest event reported)

Timberline Resources Corporation

(Exact name of registrant as specified in its charter)

Commission File Number: 000-51549

_____________________________________

Idaho	82-0291227
(IRS Employer Identification No.)	(State or other jurisdiction of incorporation)

101 East Lakeside Avenue

Coeur d’Alene, Idaho 83814

(Address of principal executive offices, including zip code)

 (208) 664-4859

(Registrant’s telephone number, including area code)

 Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

1.01 Entry into a Material Definitive Agreement

On June 24, 2008, Timberline Resources Corporation (the “Company”) and Auramet Trading, LLC (“Auramet”) signed an Indicative Term Sheet (the “Term Sheet”) under which Auramet would provide an $8.0 million loan to the Company, at the Company’s request, at any time before June 30, 2008.  Pursuant to the fee terms of the Term Sheet, the Company paid a fee equal to 4% of the principal amount of the loan and issued 160,000 common shares of the Company to Auramet after the Company’s drawdown of the loan on June 27, 2008.  The shares were issued to Auramet pursuant to Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”) and Rule 506 promulgated thereunder.  Auramet has represented that they are an accredited investor and the securities issued to Auramet are “restricted securities” within the meaning of Rule 144 of the Securities Act.

On June 27, 2008, pursuant to the Term Sheet and subject to the terms laid out in the Promissory Note (as described below), Auramet provided $8.0 million to the Company, $7.5 million of which was used to repurchase 3,525,000 shares of Series A Preferred Stock from Douglas Kettle, the sole holder of the Series A Preferred Shares, pursuant to the Preferred Shares Repurchase Agreement (the “Series A Preferred Shares Agreement”) between the Company, Douglas Kettle and Auramet.  Of the 4,700,000 Series A Preferred Shares held by Mr. Kettle, the Company repurchased and cancelled 3,525,000 Series A Preferred Shares for $7.5 million.  Pursuant to the Series A Preferred Shares Agreement, the remaining 1,175,000 Series A Preferred Shares were converted to 1,175,000 common shares of the Company and purchased from Mr. Kettle by a private investor. The purchaser of the common shares has no rights previously associated with the Series A Preferred Shares.  Upon closing of the above transactions, no Series A Preferred Shares remain outstanding.

On June 27, 2008, in accordance with Auramet providing the Company with $8.0 million ($7.5 million of which was paid to Mr. Kettle as described above), the Company entered into a Promissory Note (the “Note”) with Auramet, the material terms of which are described in “Item 2.03 – Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arangement of a Registrant” below.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

On June 27, 2008, the Company entered into a Promissory Note with Auramet.  The following is a summary of the material terms of the Note:

Security.  The Company’s obligations under the Note are secured by (1) the guaranty of Kettle Drilling, Inc. (“Kettle Drilling”), a wholly-owned subsidiary of the Company, and (2) a pledge by the Company of all of the shares held by it in Kettle Drilling.

Interest.  The Note bears interest at 12% and shall be paid monthly in arrears commencing on August 1, 2008.

Maturity.  The $8.0 million principal is due on October 27, 2008.

Prepayments.  The Company may make prepayments  on the Note in increments of $250,000.  The Company also must make mandatory prepayments on the Note if the Company or Kettle Drilling issue any debt or equity, other than certain permitted issuances, including but not limited to, raising funds through the issuance of debt or equity to complete the Company’s acquisition of Small Mine Development, LLC (this pending transaction has previously been disclosed in the Company’s preliminary proxy statement filed with the Securities and Exchange Commission (the “SEC”) on June 11, 2008).  The Company must also make a mandatory prepayment in the event of a change in control.

Events of Default.  Events of Default under the Note include:

• failure to make a scheduled payment of principal or interest or other amount payable by the Company in accordance with the Note terms;

• any representation or warranty made by the Company or Kettle Drilling in connection with the Note or related documents shall prove to have been materially incorrect when made;

• bankruptcy or insolvency related defaults;

• inability of the Company or Kettle Drilling to pay its debts as they become due;

• the Note or any related transaction document is canceled, terminated, revoked or rescinded without the express prior written consent of Auramet, or any action is commenced to cancel, revoke or rescind the Note or any related transaction document; and

• any judgment for payment of money in excess of $100,000 is rendered against the Company or Kettle Drilling and remains undischarged for 30 days or any legal action is taken by a judgment creditor to attach or levy upon any assets of the Company or Kettle Drilling to enforce any such judgment.

Upon an Event of Default, Auramet may declare the balance of the Note then outstanding to be due and  payable in full, together with accrued interest thereon and all fees and other obligations of the Company accrued under the Note.  From and after the occurrence of an Event of Default, the Note will bear interest at a rate of 15% per annum.

The foregoing description of the Note is not a complete description of the terms and conditions of the Note and is qualified in its entirety by reference to the full text of the Note, which is filed as Exhibit 10.32 hereto and incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

The information contained in Item 1.01 is herein incorporated by reference.

Item 8.01 Other Events

As described above in Item 1.01, all of the Series A Preferred Shares of the Company have been cancelled or converted into common shares.  No Series A Preferred Shares remain outstanding.  The Company previously disclosed its obligation to repurchase the Series A Preferred Shares in its Current Report on Form 8-K, as filed with the SEC on March 11, 2008, discussing the severance agreement dated March 10, 2008 (the “Severance Agreement”) between the Company, Mr. Kettle and David and Margaret Deeds.  The Severance Agreement provided for the repurchase of the Series A Preferred Shares by the Company.  Subsequent to the execution of the Severance Agreement, the Series A Preferred Shares held by Mr. and Mrs. Deeds were transferred to Mr. Kettle.

On June 27, 2008, the Company’s obligation under the Severance Agreement to repurchase the Series A Preferred Shares was fulfilled pursuant to the events described in Item 1.01 above.  A copy of the Severance Agreement entered into with Mr. Kettle and Mr. and Mrs. Deeds is filed as Exhibit 10.33 hereto and is incorporated herein by reference.

Item 9.01  Financial Statements and Exhibits.

(d)  Exhibits

Exhibit No.	Description
10.32	Promissory Note, dated June 27, 2008, entered into between Timberline Resources Corporation and Auramet Trading, LLC.

10.33	Severance Agreement, dated March 10, 2008 among Timberline Resources Corporation, Douglas Kettle and David and Margaret Deeds.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TIMBERLINE RESOURCES CORPORATION
Date: July 3, 2008	By:	/s/ Randal Hardy
Randal Hardy Chief Executive Officer, Chief Financial Officer and Director

EXHIBIT INDEX

Exhibit No.	Description
10.32	Promissory Note, dated June 27, 2008, entered into between Timberline Resources Corporation and Auramet Trading, LLC.

10.33	Severance Agreement, dated March 10, 2008 among Timberline Resources Corporation, Douglas Kettle and David and Margaret Deeds.